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                                                                    EXHIBIT 4.17

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                          ATLANTIC PREMIUM BRANDS, LTD.
                          REGISTRATION RIGHTS AGREEMENT


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                          DATED AS OF MARCH 20, 1998






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                                TABLE OF CONTENTS

         SECTION 1.     DEFINITIONS.  .....................................1

         SECTION 2.     DEMAND REGISTRATION RIGHTS.........................1

         SECTION 3.     "PIGGYBACK" REGISTRATION RIGHTS....................3

         SECTION 4.     REGISTRATION PROCEDURES............................4

         SECTION 5.     INDEMNIFICATION....................................7

         SECTION 6.     RULE 144...........................................8

         SECTION 7.     COVENANTS..........................................8

         SECTION 8.     TERMINATION OF REGISTRATION RIGHTS.................9

         SECTION 9.     SPECIFIC PERFORMANCE...............................9

         SECTION 10.    MISCELLANEOUS......................................9




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                          REGISTRATION RIGHTS AGREEMENT


     This is the REGISTRATION RIGHTS AGREEMENT, dated as of March 20, 1998 ("Agreement"), by and among ATLANTIC PREMIUM BRANDS, LTD. ("Company"), a Delaware corporation, and BANC ONE CAPITAL PARTNERS, LLC, a Delaware limited liability company ("Holder"), provided for and entered into pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time ("Purchase Agreement") by and between Holder, as purchaser, and the Company and certain of its subsidiaries, as sellers.

     THIS AGREEMENT IS ONE OF THE "RELATED DOCUMENTS" REFERRED TO IN THE PURCHASE AGREEMENT.

     In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows:

     SECTION 1. DEFINITIONS.

     All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.

     SECTION 2. DEMAND REGISTRATION RIGHTS.

     (a) Demand for Registration. If the Company shall receive a written request from the Holder requesting that the Company effect the registration under the Securities Act of all or part of the Holder's Registrable Securities ("Demand Request"), the Company shall use its best efforts to effect such registration as soon as practicable. Subject to the provisions of Section 2 (f), the Company may register for sale in such registration other securities which the Company has been requested to register by the holders thereof, provided however, that no securities other than Registrable Securities shall be included in such registration unless the managing underwriter shall have advised the Holder that the inclusion of such other securities would not adversely affect such offering. The Company shall not be required to effect more than two registrations pursuant to requests made pursuant to this Section 2. Notwithstanding the provisions of this Section 2, if the Company receives a Demand Request at a time when the Company has retained an investment bank in connection with a primary offering of Common Stock or Convertible Securities or otherwise has commenced efforts with regard to such an offering, the Company may elect to treat the Demand Request made under this Section 2 as a "piggyback" registration under Section 3 by giving Notice to the Holder within 90 days of the Company's receipt of the Demand Request.

    (b) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration forms as shall be selected by the Company, provided that such forms


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permit the disposition of the Registrable Securities in accordance with the
Holder's intended method or methods of disposition as specified in its request for such registration. The Company shall include in any such registration statement all information which the Holder shall reasonably request. Where the Company is not eligible for use of Form S-3, the Holder shall only be entitled to make a Demand Request with respect to a number of its Registrable Securities which is equal to or greater than 50% of the maximum number of Warrant Shares issuable upon exercise of the Warrant (assuming exercised on the Closing Date with no restrictions on exercise).

     (c) Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective under the Securities Act, (ii) if such registration is not kept effective in accordance with Section 4, (iii) if such registration becomes the subject of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than an act or omission of the Holder, or (iv) if any conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason other than an act or omission of the Holder.

     (d) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2. If a request made under Section 2 is withdrawn by the Holder promptly following disclosure to it of information concerning the Company that is materially and adversely different from the information known to the Holder at the time such request was made, the Company will pay any Registration Expenses in connection with such request without reducing the number of registrations which the Holder has a right to request under Section 2 hereof. The Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or other disposition of its Registrable Securities.

     (e) Underwritten Offerings. If a registration pursuant to this Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company. If requested by the underwriters for any underwritten offering, the Company will enter into an underwriting agreement with such underwriters, such agreement to be satisfactory in substance and form to the Company and the underwriters and to contain such terms as are generally prevailing in agreements of this type. Holder shall not be required to make any representations and warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holder, the Holder's intended method of distribution, any other information provided by the Holder for inclusion in the registration statement or prospectus and any other representation required by law.

     (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities of any class requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share acceptable to the Holder), then the Company will include in such registration (i) first, all of the Holder's Registrable

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Securities that the Company is so advised can be sold in such offering, (ii)
second, to the extent permitted by the managing underwriter, securities to be registered by the Company for its own account and/or by other holders of securities in such manner and amounts as the Company shall determine.

     SECTION 3.  "PIGGYBACK" REGISTRATION RIGHTS.

             (a) Participation in Registration. If the Company at any time proposes to register any securities under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form and other than pursuant to Section 2), whether or not for sale for its own account, it will each such time, promptly give Notice to the Holder. Upon the written request of the Holder made within 30 days after the receipt of any such Notice (which request shall specify the Registrable Securities intended to be disposed of and the intended method of disposition), the Holder shall have the right to participate in such registration on the terms and conditions thereof. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay any Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holder to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration under Section 2.

             (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3. The Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or other disposition of its Registrable Securities.

             (c) Underwritten Offerings. If a registration pursuant to this
Section 3 involves an underwritten offering, the Company shall, if requested by the Holder, arrange for such underwriters to include the Holder's Registrable Securities among the securities to be distributed by such underwriters. In such case, the Holder shall be a party to the underwriting agreement. Holder shall not be required to make any representations and warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holder, the Holder's intended method of distribution, any other information provided by the Holder for inclusion in the registration statement or prospectus and any other representation required by law.

             (d) Priority in Registrations. If a registration pursuant to this
Section 3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that,




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in its opinion, the number of securities of any class requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering, then the Company will include in such registration, to the extent to which the Company is advised can be sold in such offering, securities as follows:

                 (i) if such registration is for the account of the Company, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested by the Holder to be included in such registration, and third, all other securities of the Company requested to be included in such registration in such amount and in such manner as the Company shall determine;

                 (ii) if such registration is not for the account of the Company, first, such Registrable Securities requested to be included in such registration and all other securities proposed to be sold by other holders shall be included in such registration pro rata on the basis of the number of shares so proposed to be sold, and second all securities proposed by the Company to be sold for its own account.

     SECTION 4.  REGISTRATION PROCEDURES.

     If the Company is required to effect the registration of any Registrable Securities as provided herein, the Company shall proceed in the following manner:

             (a) prepare and as expeditiously as possible file (and in any event within 90 days of receipt of Holder's request under Section 2) with the Commission the registration statement to effect such registration and use its best efforts to cause such Registration Statement to become effective;

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) 90 days after the date such registration statement is declared effective by the Commission, or (ii) such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder;




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             (c) furnish to Holder such number of prospectuses (including preliminary prospectuses) and copies of each amendment and supplement thereto and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

             (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or desirable to enable the Holder to consummate the disposition of its Registrable Securities in such jurisdictions in accordance with the intended method of disposition, provided, however, that the Company shall not be required to qualify to do business, to consent to general service of process, or to register as a broker or dealer in any such jurisdiction;

             (e) enter into and perform its obligations under any underwriting or placement agreement, and take all actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities;

             (f) notify the Holder in writing of (i) any stop order or the commencement of any proceedings for that purpose, (ii) any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the commencement of any proceedings for that purpose, or (iii) any notification received by the Company regarding the necessity or desirability of filing any supplement or amendment to the registration statement;

             (g) in any underwritten offering, furnish to the Holder (i) an opinion of counsel for the Company, dated the effective date of such registration statement, in form and substance as is customarily given to underwriters, and (ii) a comfort letter, dated the effective date of such registration statement, signed by the Company's independent public accountants in form and substance as is customarily given to underwriters, in each case addressed to the underwriters and the Holder;

             (h) notify Holder upon discovery of the happening of any event as a result of which the prospectus included in such registration statement includes an untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or any other event that would cause the registration statement to no longer be current, and at the request of the Holder, as soon as practicable, prepare, file and furnish to Holder a reasonable number of copies of a supplement or an amendment to such prospectus which may be required on account of such event and use its commercially reasonable efforts to cause such supplement or amendment to become effective as soon as practicable;

             (i) cause to be maintained a transfer agent for its securities from and after a date not later than the effective date of such registration statement;




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             (j) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or interdealer quotation system on which any of the Registrable Securities is then listed; and

             (k) enter into such agreements and take such other actions as the Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     The Company may require the Holder to furnish the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

     Upon receipt of any Notice from the Company of the happening of any circumstance or event of the kind described in Section 4(h), the Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement until it receives copies of the supplemented or amended prospectus or other notification that such disposition may be resumed, and, if so directed by the Company, will destroy all copies, other than permanent file copies, then in Holder's possession of the prospectus relating to such Registrable Securities. The Company will use its best efforts to effect such amendment or supplement as promptly as possible.

     SECTION 5. INDEMNIFICATION.

             (a) Indemnification by the Company. In the event of any registration pursuant to Section 2 or 3, the Company will, and hereby does, indemnify and hold harmless the Holder, its directors, partners, members and officers, any underwriter acting on behalf of the Holder and each other Person, if any, who controls any such Person within the meaning of the Securities Act (collectively, "Holder Indemnified Persons"), against any losses, claims, damages, expenses (including legal fees and expenses) or liabilities, joint or several, to which any one of them may become subject under the Securities Act or otherwise, provided however, that the Company shall not be so liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the Company's reliance upon written information furnished to the Company by any Holder Indemnified Person for use in the registration statement, (ii) any Holder Indemnified Person's failure to provide a copy of the final prospectus, as the same may be then supplemented or amended, to the purchaser at or prior to the written confirmation of the sale of Registrable Securities, and (iii) any Holder Indemnified Person's delivery of a copy of a registration statement or prospectus, or any amendments or supplements thereto, with respect to which the Company has given Notice to the Holder pursuant to
Section 4(h) and the Holder Indemnified Person has not relied on such registration statement or prospectus prior to the receipt of such Notice. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or other Person and shall survive the transfer of the Registrable Securities by the Holder.

             (b) Indemnification by the Holder. In the event of any registration pursuant to Section 2 or 3, the Holder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this Section 5) the Company, each director




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and officer of the Company and any underwriter acting on behalf of the Company and each other Person, if any, who controls any such Person within the meaning of the Securities Act (collectively, "Company Indemnified Persons"), against any losses, claims, damages, expenses (including legal fees and expenses) or liabilities, joint or several, to which any one of them may become subject under the Securities Act or otherwise, to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the Company's reliance upon written information furnished to the Company by any Holder Indemnified Person for use in the registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any other Company Indemnified Person and shall survive the transfer of such Registrable Securities by the Holder. Notwithstanding the foregoing, the maximum liability of the Holder for any indemnification under this Section 5(b) shall be the aggregate net proceeds received by the Holder from the sale of Registrable Securities pursuant to such registration statement.

             (c) Procedures for Claims. Promptly after receipt of notice of the commencement of any action or proceeding involving a claim referred to in this
Section 5, an indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give Notice to the indemnifying party of the commencement of such action. Failure to give prompt Notice shall not relieve the indemnifying party of its obligation under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure. The indemnifying party shall be entitled to participate in and to assume the defense of such action at its expense, jointly with any other indemnifying party, with counsel reasonably satisfactory to the indemnified party, provided however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses thereof to be paid by the indemnifying party, if in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying party may exist in respect of such claim. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof a release from all liability by the plaintiff to the indemnified party. The amount paid or payable by an indemnifying party shall include any legal or other expenses reasonably incurred by the indemnified party in connection with the investigation or defense of any such action or claim.

     SECTION 6. RULE 144. If the Company shall have filed a registration statement, the Company will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder. The Company shall, upon the request of the Holder, provide the Holder and any institutional investor designated by such Holder such financial and other information as the Holder may reasonably determine to be necessary in order to permit the Holder's compliance with Rule 144A under the Securities Act in connection with the resale of any Registrable Securities, except at such time as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

     SECTION 7. COVENANTS. The Company covenants and agrees that (a) it will not effect or permit to occur any combination or subdivision of its securities which would adversely affect the ability of the Holder to include its Registrable Securities in any registration contemplated herein or



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the marketability of such Registrable Securities; and (b) it shall not participate in or cooperate with any offering of its securities, either directly or indirectly, by any shareholder of the Company under Regulation S of the Securities Act.

     SECTION 8. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate on the earlier to occur of
(i) such time as neither the Holder nor any Affiliate of the Holder owns Registrable Securities representing at least 1% of the Outstanding Common Shares of the Company, or (ii) the tenth (10th) anniversary of the Closing Date.

     SECTION 9. SPECIFIC PERFORMANCE. The Parties recognize and agree that money damages may be insufficient to compensate the Holder for breaches by the Company of terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach

     SECTION 10. MISCELLANEOUS. The provisions of Section 12 of the Purchase Agreement are applicable to this Agreement and are incorporated by reference in this Agreement.

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:                          HOLDER:

ATLANTIC PREMIUM BRANDS, LTD.     BANC ONE CAPITAL PARTNERS, LLC

By:  /s/ Merrick M. Elfman        By: Banc One Capital Partners Holdings, Ltd.,
   --------------------------     Manager
Name:  Merrick M. Elfman
     ------------------------     By: BOCP Holdings Corporation, Manager
Title:  Chairman
      -----------------------     By:   /s/ Leonard Lilliard
                                     -----------------------------------
                                  Name:    Leonard Lilliard
                                       ---------------------------------
                                  Title: Authorized Signer











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